Exhibit T3E-2


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

-----------------------------------x
                                   :
In re                              :           Chapter 11 Case Nos.
                                   :
CARMIKE CINEMAS, INC., et al.,     :           00-3302 (SLR) through
                       -- --
                                   :           00-3305 (SLR)
                  Debtors.         :
                                   :           Jointly Administered
-----------------------------------x




                  DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------







                                                WEIL, GOTSHAL & MANGES LLP
                                                Attorneys For The Debtors
                                                767 Fifth Avenue
                                                New York, New York  10153
                                                (212) 310-8000

                                                               - and -

                                                RICHARDS, LAYTON & FINGER, P.A.
                                                Attorneys For The Debtors
                                                One Rodney Square
                                                P.O. Box 551
                                                Wilmington, Delaware  19899
                                                (302) 658-6541




Dated:    Wilmington, Delaware
          November 14, 2001


                                TABLE OF CONTENTS

                                                                                                               Page



Article I             DEFINITIONS AND CONSTRUCTION OF TERMS......................................................1

         1.1      Adequate Protection Payments...................................................................1

         1.2      Administrative Expense Claim...................................................................1

         1.3      Agent..........................................................................................1

         1.4      Allowed........................................................................................1

         1.5      Amended Subordinated Notes Indenture...........................................................1

         1.6      Ballot.........................................................................................2

         1.7      Bank Claims....................................................................................2

         1.8      Bank Credit Agreements.........................................................................2

         1.9      Bank Revolver Agreement........................................................................2

         1.10     Bank Term Loan Agreement.......................................................................2

         1.11     Banks..........................................................................................2

         1.12     Bankruptcy Code................................................................................2

         1.13     Bankruptcy Court...............................................................................2

         1.14     Bankruptcy Rules...............................................................................2

         1.15     Base Rate......................................................................................2

         1.16     Business Day...................................................................................2

         1.17     Carmike........................................................................................2

         1.18     Cash...........................................................................................2

         1.19     Causes of Action...............................................................................3

         1.20     Chapter 11 Cases...............................................................................3

         1.21     Claim..........................................................................................3

         1.22     Class..........................................................................................3

         1.23     Coca-Cola Contract.............................................................................3

         1.24     Collateral.....................................................................................3

         1.25     Commencement Date..............................................................................3

         1.26     Committee......................................................................................3

         1.27     Common Stock...................................................................................3

         1.28     Confirmation Date..............................................................................3

         1.29     Confirmation Hearing...........................................................................3



                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page


         1.30     Confirmation Order.............................................................................3

         1.31     Convenience Claims.............................................................................3

         1.32     Debtors........................................................................................3

         1.33     Debtors in Possession..........................................................................3

         1.34     Disbursing Agent...............................................................................4

         1.35     Disclosure Statement...........................................................................4

         1.36     Disputed.......................................................................................4

         1.37     Disputed Claim Amount..........................................................................4

         1.38     EBITDA.........................................................................................4

         1.39     Effective Date.................................................................................4

         1.40     Effective Date Net Cash........................................................................4

         1.41     Electing Noteholders...........................................................................5

         1.42     Equity Interest................................................................................5

         1.43     Euro-Dollar Business Day.......................................................................5

         1.44     Exit Financing Facility........................................................................5

         1.45     Exit Financing Net Cash........................................................................5

         1.46     Federal Funds Rate.............................................................................5

         1.47     Final Order....................................................................................5

         1.48     General Unsecured Claim........................................................................6

         1.49     Indenture Trustee..............................................................................6

         1.50     LIBOR..........................................................................................6

         1.51     Lien...........................................................................................6

         1.52     New Bank Debt..................................................................................6

         1.53     New Common Stock...............................................................................6

         1.54     New Subordinated Notes.........................................................................6

         1.55     Other Priority Claim...........................................................................6

         1.56     Other Secured Claim............................................................................6

         1.57     Plan...........................................................................................6

         1.58     Plan Supplement................................................................................6

         1.59     Post-Confirmation Credit Agreement.............................................................6

         1.60     Preferred Stock................................................................................7


                                       ii

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page


         1.61     Prime Rate.....................................................................................7

         1.62     Priority Tax Claim.............................................................................7

         1.63     Pro Rata Share.................................................................................7

         1.64     Record Date....................................................................................7

         1.65     Registration Rights Agreement..................................................................7

         1.66     Reorganized Carmike............................................................................7

         1.67     Reorganized Carmike By-laws....................................................................7

         1.68     Reorganized Carmike Certificate of Incorporation...............................................7

         1.69     Reorganized Carmike Employment Contract........................................................7

         1.70     Reorganized Carmike Management Shares..........................................................7

         1.71     Reorganized Debtors............................................................................7

         1.72     Reorganized Subsidiaries.......................................................................7

         1.73     Required Banks.................................................................................8

         1.74     Schedules......................................................................................8

         1.75     Secured Claim..................................................................................8

         1.76     Secured Tax Claim..............................................................................8

         1.77     Stockholders' Agreement........................................................................8

         1.78     Subordinated Note Claims.......................................................................8

         1.79     Subordinated Notes.............................................................................8

         1.80     Subordinated Notes Indenture...................................................................8

         1.81     Subsequent Distribution Date...................................................................8

         1.82     Subsidiary.....................................................................................8

         1.83     Subsidiary Equity Interest.....................................................................8

         1.84     Tort Claim.....................................................................................8

         1.85     Wachovia.......................................................................................8

Article II            TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.........................9

         2.1      Administrative Expense Claims..................................................................9

         2.2      Professional Compensation and Reimbursement Claims.............................................9

         2.3      Priority Tax Claims............................................................................9

Article III           CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.............................................10

Article IV            TREATMENT OF CLAIMS AND EQUITY INTERESTS..................................................10


                                       iii

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page


        4.1      CLASS 1 -- OTHER PRIORITY CLAIMS..............................................................10

                           (a)      Impairment and Voting.......................................................10

                           (b)      Distributions...............................................................10

         4.2      CLASS 2 -- SECURED TAX CLAIMS.................................................................11

                           (a)      Impairment and Voting.......................................................11

                           (b)      Distributions...............................................................11

                           (c)      Retention of Liens..........................................................11

         4.3      CLASS 3 -- OTHER SECURED CLAIMS...............................................................11

                           (a)      Impairment and Voting.......................................................11

                           (b)      Distributions/Reinstatement of Claims.......................................11

         4.4      CLASS 4 -- BANK CLAIMS........................................................................11

                           (a)      Impairment, Voting and Allowance............................................11

                           (b)      Distributions...............................................................11

         4.5      CLASS 5 -- GENERAL UNSECURED CLAIMS (OTHER THAN CONVENIENCE CLAIMS)...........................13

                           (a)      Impairment and Voting.......................................................13

                           (b)      Distributions...............................................................13

         4.6      CLASS 6 - CONVENIENCE CLAIMS..................................................................13

                           (a)      Impairment and Voting.......................................................13

                           (b)      Distributions...............................................................13

         4.7      CLASS 7 -- SUBORDINATED NOTE CLAIMS...........................................................14

                           (a)      Impairment, Voting and Allowance............................................14

                           (b)      Distributions...............................................................14

                           (c)      Election to Receive New Common Stock........................................14

                           (d)      Distribution to Indenture Trustee...........................................15

         4.8      CLASS 8 - PREFERRED STOCK EQUITY INTERESTS....................................................15

                           (a)      Impairment and Voting.......................................................15

                           (b)      Distributions...............................................................15

         4.9      CLASS  9 - COMMON STOCK EQUITY INTERESTS......................................................15

                           (a)      Impairment and Voting.......................................................15

                           (b)      Distributions...............................................................15

         4.10     CLASS 10 - SUBSIDIARY EQUITY INTERESTS........................................................15


                                       iv

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page


                           (a)      Impairment and Voting.......................................................15

                           (b)      Reinstatement of Subsidiary Equity Interests................................16

Article V             PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF
                      DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS..............................................16

         5.1      Voting of Claims..............................................................................16

         5.2      Nonconsensual Confirmation....................................................................16

         5.3      Nonenforcement of Subordination Provision.....................................................16

         5.4      Method of Distributions Under the Plan........................................................16

                           (a)      Disbursing Agent............................................................16

                           (b)      Surrender of Certificates...................................................16

                           (c)      Delivery of Distributions...................................................17

                           (d)      Distributions of Cash.......................................................17

                           (e)      Timing of Distributions.....................................................17

                           (f)      Hart-Scott-Rodino Compliance................................................17

                           (g)      Minimum Distributions.......................................................17

                           (h)      Fractional Shares...........................................................17

                           (i)      Unclaimed Distributions.....................................................17

                           (j)      Distributions to Holders as of the Record Date..............................17

         5.5      Disputed Claims...............................................................................18

                           (a)      Distributions as to Allowed Portion of Disputed Claims......................18

                           (b)      Distributions Upon Allowance of Disputed Claims.............................18

                           (c)      Distributions to Holders of Allowed Claims Upon Disallowance of Disputed
                                    Claims......................................................................18

                           (d)      Tort Claims.................................................................18

         5.6      Objections to and Resolution of Claims........................................................19

         5.7      Cancellation of Existing Securities and Agreements............................................19

         5.8      Stockholders' Agreement.......................................................................19

         5.9      Registration Rights Agreement.................................................................19

Article VI            EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................19

         6.1      Assumption or Rejection of Executory Contracts and Unexpired Leases...........................19

                           (a)      Executory Contracts and Unexpired Leases....................................19


                                        v

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page


                           (b)      Schedules of Rejected Executory Contracts and Unexpired Leases;
                                    Inclusiveness...............................................................20

                           (c)      Insurance Policies..........................................................20

                           (d)      Approval of Assumption or Rejection of Executory Contracts and Unexpired
                                    Leases......................................................................20

                           (e)      Cure of Defaults............................................................20

                           (f)      Bar Date for Filing Proofs of Claim Relating to Executory Contracts and
                                    Unexpired Leases Rejected Pursuant to the Plan..............................20

         6.2      Continuation of Officer, Director and Employee Indemnification................................20

         6.3      Compensation and Benefit Programs.............................................................21

Article VII           IMPLEMENTATION OF THE PLAN................................................................21

         7.1      Substantive Consolidation.....................................................................21

Article VIII          PROVISIONS REGARDING CORPORATE  GOVERNANCE AND MANAGEMENT OF REORGANIZED DEBTORS..........21

         8.1      General.......................................................................................21

         8.2      Directors and Officers of the Reorganized Debtors.............................................21

                           (a)      Reorganized Carmike.........................................................21

                                    (i)     Board of Directors..................................................21

                                    (ii)    Officers............................................................22

                           (b)      Reorganized Subsidiaries....................................................22

                                    (i)     Boards of Directors.................................................22

                                    (ii)    Officers............................................................22

         8.3      By-laws and Certificates of Incorporation.....................................................22

         8.4      Issuance of New Securities and Debt Instruments...............................................22

         8.5      Reorganized Carmike Management Shares.........................................................22

         8.6      Reorganized Carmike Employment Contract.......................................................22

Article IX            EFFECT OF CONFIRMATION OF PLAN............................................................23

         9.1      Term of Bankruptcy Injunction or Stays........................................................23

         9.2      Revesting of Assets...........................................................................23

         9.3      Claims Preserved..............................................................................23

         9.4      Discharge of Debtors..........................................................................23

         9.5      Limited Release of Debtors' Officers and Directors............................................23

         9.6      Release of Banks..............................................................................23


                                       vi

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page


         9.7      Injunction....................................................................................24

Article X             EFFECTIVENESS OF THE PLAN.................................................................24

         10.1     Conditions Precedent to Effectiveness.........................................................24

         10.2     Effect of Failure of Conditions...............................................................25

         10.3     Waiver of Conditions..........................................................................25

Article XI            RETENTION OF JURISDICTION.................................................................25

Article XII           MISCELLANEOUS PROVISIONS..................................................................26

         12.1     Effectuating Documents and Further Transactions...............................................26

         12.2     Corporate Action..............................................................................26

         12.3     Exemption from Transfer Taxes.................................................................26

         12.4     Exculpation...................................................................................27

         12.5     Termination of Committee......................................................................27

         12.6     Post-Effective Date Fees and Expenses.........................................................27

         12.7     Payment of Statutory Fees.....................................................................27
         12.8     Amendment or Modification of the Plan.........................................................27

         12.9     Severability..................................................................................27

         12.10    Revocation or Withdrawal of the Plan..........................................................27

         12.11    Binding Effect................................................................................28

         12.12    Notices.......................................................................................28

         12.13    Governing Law.................................................................................29

         12.14    Withholding and Reporting Requirements........................................................29

         12.15    Plan Supplement...............................................................................29

         12.16    Allocation of Plan Distributions Between Principal and Interest...............................29

         12.17    Headings......................................................................................29

         12.18    Exhibits/Schedules............................................................................29


         Carmike Cinemas, Inc., Eastwynn Theatres, Inc., Wooden Nickel Pub, Inc. and Military Services, Inc. propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                    ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

         Definitions. As used herein, the following terms have the respective meanings specified below:

         1.1 Adequate Protection Payments means payments actually received by the Banks (in such capacity) as of the Effective Date pursuant to the February 21, 2001 order of the Bankruptcy Court regarding adequate protection and cash collateral.

         1.2 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

         1.3 Agent means the administrative and collateral agent for the Banks pursuant to the Post-Confirmation Credit Agreement.

         1.4 Allowed means, (i) with reference to any Claim, (a) any Claim against the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed pursuant to the Plan, (c) any Claim which is not Disputed, (d) any Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to Reorganized Carmike pursuant to a Final Order of the Bankruptcy Court or under Section 5.6 of the Plan or (e) any Claim which, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder, and (ii) with reference to any Equity Interest, (a) any Equity Interest registered in the stock register maintained by or on behalf of the Debtors as of the Record Date and (b) either (x) not timely objected to or (y) Allowed by Final Order. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Claim" shall not, for any purpose under the Plan, include interest on such Claim from and after the Commencement Date.

         1.5 Amended Subordinated Notes Indenture means an amendment to the Subordinated Notes Indenture or a new or amended and restated trust indenture among Carmike, as issuer of the New Subordinated Notes, the Subsidiaries of Carmike that are guarantors under the Subordinated Notes Indenture, as guarantors, and the trustee designated therein which shall be in form and substance the same as the Subordinated Notes Indenture and all documents and instruments relating thereto, dated as of the Effective Date, which shall (i) increase the non-default interest rate stated in the Subordinated Notes Indenture by 1.0% over the non-default interest rate stated in the Subordinated Notes Indenture, and (ii) contain certain covenants and undertakings of Carmike not contained in the Subordinated Notes Indenture and such other modifications as are necessary to permit the transactions contemplated by the Plan.

         1.6 Ballot means the form distributed to each holder of an impaired Claim on which is to be indicated acceptance or rejection of the Plan.

         1.7 Bank Claims means all Claims of the Banks arising under the Bank Credit Agreements, including any Secured Claim. All Bank Claims constitute Allowed Claims under the Plan in the amount set forth in Section 4.4 of the Plan.

         1.8 Bank Credit Agreements means the Bank Revolver Agreement and the Bank Term Loan Agreement.

         1.9 Bank Revolver Agreement means that certain Amended and Restated Credit Agreement among Carmike, Wachovia and the Banks party thereto, dated as of January 29, 1999, and any of the documents and instruments relating thereto, as amended, supplemented, modified or restated as of the Commencement Date, including, without limitation, the amendment thereto dated March 31, 2000.

         1.10 Bank Term Loan Agreement means that certain Term Loan Credit Agreement among Carmike, Wachovia, the Banks party thereto, Goldman Sachs Credit Partners L.P. as syndication agent, and First Union National Bank as documentation agent, dated as of February 25, 1999, and any of the documents and instruments relating thereto, as amended, supplemented, modified or restated as of the Commencement Date, including, without limitation, the amendments thereto dated July 13, 1999 and March 31, 2000.

         1.11 Banks means, collectively, the banks and financial institutions that are parties to the Bank Credit Agreements and their successors and assigns.

         1.12 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

         1.13 Bankruptcy Court means the United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

         1.14 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

         1.15 Base Rate means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

         1.16 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

         1.17 Carmike means Carmike Cinemas, Inc., a Delaware corporation.

         1.18 Cash means legal tender of the United States of America.

         1.19 Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing of hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

         1.20 Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Carmike Cinemas, Inc. et al., Chapter 11 Case Nos. 00-3302 through 00-3305 (SLR) inclusive, Jointly Administered, currently pending before the Bankruptcy Court.

         1.21 Claim has the meaning set forth in section 101 of the Bankruptcy Code.

         1.22 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

         1.23 Coca-Cola Contract means that certain agreement dated December 10, 1998, as amended, between Carmike and Coca-Cola USA, a division of The Coca-Cola Company, relating to the purchase and sale of Coca-Cola related products.

         1.24 Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.25 Commencement Date means August 8, 2000, the date on which the Debtors commenced the Chapter 11 Cases.

         1.26 Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

         1.27 Common Stock means the Class A and Class B common stock of Carmike issued and outstanding as of the Commencement Date.

         1.28 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

         1.29 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         1.30 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.31 Convenience Claims means General Unsecured Claims (i) in the amount of $1,000 or less, or (ii) which the holder of such Claim irrevocably elects on the Ballot to reduce to $1,000.

         1.32 Debtors means, collectively, Carmike Cinemas, Inc., Eastwynn Theatres, Inc., Wooden Nickel Pub, Inc. and Military Services, Inc.

         1.33 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

         1.34 Disbursing Agent means the Debtors or their designee in the capacity as disbursing agent under Section 5.4(a) of the Plan.

         1.35 Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

         1.36 Disputed means, with reference to any Claim, (i) any Claim proof of which was timely and properly filed, and in such case or in the case of an Administrative Expense Claim, any Administrative Expense Claim or Claim which is disputed under the Plan or as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and (ii) any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed. A Claim that is Disputed by the Debtors as to its amount only, shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.

         1.37 Disputed Claim Amount means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, the amount so estimated pursuant to an order of the Bankruptcy Court.

         1.38 EBITDA means, for any period, the net income of Reorganized Carmike and the Reorganized Subsidiaries for such period plus, to the extent such amount was deducted in calculating such net income: (a) interest expense;
(b) income and franchise taxes; (c) depreciation expense; (d) amortization expense; (e) all other non-cash items, extraordinary items, non-recurring and unusual items and the cumulative effects of changes in accounting principles reducing such net income, less all non-cash items, extraordinary items, nonrecurring and unusual items and the cumulative effects of changes in accounting principles increasing such net income, all as determined on a consolidated basis for Reorganized Carmike and the Reorganized Subsidiaries in conformity with generally accepted accounting principles; (f) upfront expenses resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, asset dispositions, asset acquisitions, and similar transactions to the extent such expenses reduce net income; (g) restructuring charges reducing net income; (h) charges arising from the grant of stock or options to management; and (i) gains or losses on asset dispositions.

         1.39 Effective Date means the first Business Day on which the conditions specified in Section 10.1 of the Plan have been satisfied or waived.

         1.40 Effective Date Net Cash means the amount, if any, by which the Debtors' Cash and Cash equivalents on the Effective Date exceed $20 million, less the amount of Cash necessary to fund the payments including funds retained on account of Disputed Claims to be made under the Plan on or about the Effective Date, including, without limitation, the following: (1) professional fees incurred through the Effective Date, cure payments, and retention payments under the Debtors' current severance and retention plan approved by the Court;
(2) fees and expenses relating to the Exit Financing Facility; (3) post-petition interest on the Bank Claims and other amounts payable to the Banks under the Plan (other than the Effective Date Net Cash and the Exit Financing Net Cash);
(4) pre-petition interest on the Subordinated Note Claims at the non-default rate of interest; (5) post-petition interest due on the Subordinated Note Claims at the non-default rate of interest through the Effective Date but excluding the interest payment in the amount of $9,375,000 due on February 1, 2002 under the Subordinated Notes Indenture; (6) $10 million of payments to holders of Class 5 Claims; (7) payments to holders of Class 6 Claims; and (8) payments to the United States Trustee pursuant to section 1930 of title 28 of the United States Code incurred through the Effective Date. Effective Date Net Cash shall not include any amounts borrowed by or available to the Debtors under the Exit Financing Facility.

         1.41 Electing Noteholders means the holders of Allowed Subordinated Note Claims that elect the treatment on account of such Claims provided under
Section 4.7(c) of the Plan.

         1.42 Equity Interest means any share of Preferred Stock, Common Stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

         1.43 Euro-Dollar Business Day means any Business Day on which dealings in dollar deposits are carried out in the London interbank market.

         1.44 Exit Financing Facility means a revolving credit facility with availability of up to $50 million and secured by a first lien on substantially all of the Debtors' assets on terms and conditions satisfactory to the Debtors and the Required Banks.

         1.45 Exit Financing Net Cash means the amount by which the commitment under the Exit Financing Facility, as that facility exists on the Effective Date, exceeds $30 million; provided, however, that if, after the Effective Date, the Exit Financing Facility is (i) amended, supplemented, or modified at any time to increase the commitment, or (ii) is completely or partially replaced with a facility having a higher commitment, in each case with such consent of the Banks, if any, as is required by the Post-Confirmation Credit Agreement, it also means and includes the additional amount by which such increased or higher commitment exceeds $30 million, less the amount of the Exit Financing Net Cash paid on the Effective Date, and such additional amount shall be payable at the time of such increase in commitment or closing of such replacement facility; provided, however, that in no event shall Exit Financing Net Cash exceed $20 million.

         1.46 Federal Funds Rate means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

         1.47 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, Reorganized Carmike, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

         1.48 General Unsecured Claim means any Claim other than a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Bank Claim, or Subordinated Note Claim.

         1.49 Indenture Trustee means the Wilmington Trust Company, successor to the Bank of New York, as indenture trustee under the Subordinated Notes Indenture.

         1.50 LIBOR applicable to any principal amount means for any interest period the offered rate for deposits in dollars for an amount equal or comparable to such principal amount for a one month interest period which appears on the Dow Jones Market Telerate Page 3750 two Euro-Dollar Business Days prior to the first day of such interest period, provided that if no such offered rate appear on such page, LIBOR for an interest period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by the principal London offices of not less than two leading money center banks in New York City, selected by the Agent, at approximately 11:00 A.M., London time, two Euro-Dollar Business Days prior to the first day of such interest period, for deposits in United States dollars offered by leading European banks for a one month interest period in an amount comparable to such principal amount.

         1.51 Lien has the meaning set forth in section 101 of the Bankruptcy Code.

         1.52 New Bank Debt means the secured term debt authorized and to be issued by Reorganized Carmike on the Effective Date under the Post-Confirmation Credit Agreement and on the terms and conditions described in Section 4.4(b) hereof and guaranteed by the Reorganized Subsidiaries, which secured term debt will be in the principal amount of $264,977,449 as of the Effective Date less
(a) all Adequate Protection Payments and (b) any payments of Effective Date Net Cash and Exit Financing Net Cash made to the holders of Bank Claims pursuant to
Section 4.4(b) of the Plan on the Effective Date.

         1.53 New Common Stock means the common stock of Reorganized Carmike authorized and to be issued pursuant to the Plan. The New Common Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting and other matters as are provided for in the Reorganized Carmike Certificate of Incorporation and the Reorganized Carmike By-laws and under applicable nonbankruptcy law.

         1.54 New Subordinated Notes means the notes to be issued under the Amended Subordinated Notes Indenture on and after the Effective Date.

         1.55 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

         1.56 Other Secured Claim means any Secured Claim, other than a Secured Tax Claim or a Secured Claim held by Wachovia for the benefit of the Banks.

         1.57 Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

         1.58 Plan Supplement means the forms of documents specified in Section
12.15 of the Plan.

         1.59 Post-Confirmation Credit Agreement means that certain credit agreement by and among Reorganized Carmike, the Agent, and the Banks pursuant to which the New Bank Debt will be issued under the Plan, which credit agreement will be filed with the Court no later than ten days prior to the earlier of (1) the last day upon which holders of Claims may vote to accept or reject the Plan, and (2) the deadline for objecting to confirmation of the Plan.

         1.60 Preferred Stock means the Series A Preferred Stock of Carmike issued and outstanding as of the Commencement Date.

         1.61 Prime Rate means that interest rate, if any, so denominated and set by the Agent from time to time as its prime interest rate for borrowings and if no such rate is denominated and set by the Agent, the Prime Rate means the prime rate as published in the Wall Street Journal.

         1.62 Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.63 Pro Rata Share means a proportionate share, so that the ratio of the consideration distributed (i) on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims and reserved for distribution on account of all Disputed Claims in such Class to the amount of all Allowed Claims and Disputed Claims in such Class, and (ii) on account of an Allowed Equity Interest in a Class to the amount of such Allowed Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Equity Interests in such Class to the amount of all Allowed Equity Interests in such Class.

         1.64 Record Date means the day that is five Business Days from and after the Confirmation Date.

         1.65 Registration Rights Agreement means the agreement governing the registration of the New Common Stock of certain holders thereof in substantially the form included in the Plan Supplement.

         1.66 Reorganized Carmike means Carmike on and after the Effective Date.

         1.67 Reorganized Carmike By-laws means the amended and restated By-laws of Reorganized Carmike, which shall be in substantially the form contained in the Plan Supplement.

         1.68 Reorganized Carmike Certificate of Incorporation means the amended and restated Certificate of Incorporation of Reorganized Carmike, which shall be in substantially the form contained in the Plan Supplement.

         1.69 Reorganized Carmike Employment Contract means the employment contract between Reorganized Carmike and Michael W. Patrick which shall be in substantially the form contained in the Plan Supplement.

         1.70 Reorganized Carmike Management Shares means shares of New Common Stock representing 10% of the fully-diluted New Common Stock of Reorganized Carmike that will be issued or reserved for issuance to management as described in Section 8.5 of the Plan.

         1.71 Reorganized Debtors means Reorganized Carmike and each of the Reorganized Subsidiaries.

         1.72 Reorganized Subsidiaries means the Subsidiaries on and after the Effective Date.

         1.73 Required Banks means each of the "Required Banks" and the "Required Lenders" as defined in the Bank Revolver Agreement and the Bank Term Loan Agreement, respectively.

         1.74 Schedules means the schedules of assets and liabilities, the list of holders of Equity Interests and the statements of financial affairs filed by the Wooden Nickel Pub, Inc. and Military Services, Inc. on September 19, 2000 and Carmike and Eastwynn Theatres, Inc. on October 18, 2000 under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through and including the Confirmation Date, including, without limitation, the amendments to the Schedules filed on April 16, 2001.

         1.75 Secured Claim means any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

         1.76 Secured Tax Claim means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

         1.77 Stockholders' Agreement means a stockholders' agreement to be entered into pursuant to Section 5.8 of the Plan between Reorganized Carmike and certain Electing Noteholders (David W. Zalaznick, Bermuda Investment Co., an affiliate of John W. Jordan, II, and Leucadia National Corporation), holders of Preferred Stock Equity Interests, and Michael W. Patrick, in their capacities as holders of New Common Stock on and after the Effective Date, which shall be in substantially the form contained in the Plan Supplement.

         1.78 Subordinated Note Claims means all Claims for principal, interest and other charges and arising under the Subordinated Notes Indenture.

         1.79 Subordinated Notes means all notes issued and outstanding under the Subordinated Notes Indenture as of the Commencement Date.

         1.80 Subordinated Notes Indenture means the trust indenture, dated as of February 3, 1999, between Carmike, as issuer of the Subordinated Notes, and The Bank of New York, as trustee and all of the documents and instruments relating thereto, as amended, supplemented, modified or restated as of the Commencement Date.

         1.81 Subsequent Distribution Date means each May 31 and November 30 commencing on May 31, 2002.

         1.82 Subsidiary means any Debtor other than Carmike.

         1.83 Subsidiary Equity Interest means any share of common stock or other instrument evidencing a present ownership interest in any of the Subsidiaries, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

         1.84 Tort Claim means any Claim relating to personal injury, property damage, products liability, discrimination, employment or any other similar litigation Claim asserted against any of the Debtors.

         1.85 Wachovia means Wachovia Bank, N.A., as agent under the Bank Credit Agreements.

        Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                     --------------------------------------

         2.1 Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession shall be paid in full and performed by the applicable Reorganized Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

         2.2 Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and
(b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors.

         2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim, at the sole option of Reorganized Carmike,
(a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8.0%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                   ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

        Claims, other than Administrative Expense Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:



Class                                                      Status
-----                                                      ------

Class 1 - Other Priority Claims                            Unimpaired

Class 2 - Secured Tax Claims                               Impaired

Class 3 - Other Secured Claims                             Unimpaired

Class 4 - Bank Claims                                      Impaired

Class 5 - General Unsecured Claims                         Impaired

Class 6 - Convenience Claims                               Impaired

Class 7 - Subordinated Note Claims                         Impaired

Class 8 - Preferred Stock Interests                        Impaired

Class 9 - Common Stock Interests                           Impaired

Class 10 - Subsidiary Equity Interests                     Unimpaired

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

         4.1 CLASS 1 -- OTHER PRIORITY CLAIMS.

         (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Priority Claim as of the Record Date shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Other Priority Claim, Cash in an amount equal to such Allowed Other Priority Claim on the Effective Date or as soon thereafter as is practicable.

         4.2 CLASS 2 -- SECURED TAX CLAIMS.

         (a) Impairment and Voting. Class 2 is impaired by the Plan. Each holder of an Allowed Secured Tax Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim as of the Record Date shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Secured Tax Claim, at the sole option of Reorganized Carmike, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, if any, on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to 8.0%, over a period through the sixth anniversary of the date of assessment of such Allowed Secured Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

         (c) Retention of Liens. Each holder of an Allowed Secured Tax Claim shall retain the Liens (or replacement Liens as may be contemplated under nonbankruptcy law) securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided herein, and upon such full and final payment, such Liens shall be deemed null and void and shall be unenforceable for all purposes.

         4.3 CLASS 3 -- OTHER SECURED CLAIMS.

         (a) Impairment and Voting. Class 3 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement of Claims. Except to the extent that a holder of an Other Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Other Secured Claim as of the Record Date shall, in full and complete settlement, satisfaction and discharge of its Other Secured Claim, at the sole option of the Reorganized Debtors, (i) be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, (ii) receive Cash in an amount equal to such Other Secured Claim, including any interest on such Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, if any, on the Effective Date or as soon thereafter as is practicable or (iii) receive the Collateral securing its Other Secured Claim and any interest on such Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, if any, on the Effective Date or as soon thereafter as is practicable.

         4.4 CLASS 4 -- BANK CLAIMS.

         (a) Impairment, Voting and Allowance. Class 4 is impaired by the Plan. Each holder of a Bank Claim is entitled to vote to accept or reject the Plan. The Bank Claims shall for the purposes of this Plan be Allowed Claims in the aggregate amount of $264,977,449 as of the Commencement Date.

         (b) Distributions. Each holder of a Bank Claim as of the Record Date shall receive on the Effective Date, in full and complete settlement, satisfaction and discharge of its Bank Claim, its Pro Rata Share of: (i) New Bank Debt and (ii) Cash in an amount equal to the sum of (w) $35,000,000 on account of all accrued and unpaid post-petition interest on the Bank Claims through the Effective Date, provided, however, that in the event the Effective Date occurs after January 15, 2002, such $35,000,000 amount shall be increased by the interest accruing on the Allowed Bank Claims from January 15, 2002 through and including the Effective Date at a per annum rate equal to "LIBOR" plus 3.00%, as defined in and pursuant to the Bank Revolver Agreement, or "LIBOR" plus 3.50%, as defined in and pursuant to the Bank Term Loan Agreement, as applicable; (x) the Effective Date Net Cash; (y) the Exit Financing Net Cash; and (z) all reasonable professional fees and expenses incurred by the Banks' retained professionals, Jones, Day, Reavis & Pogue, FTI/Policano & Manzo, and Duane, Morris & Hecksher LLP, in connection with these Chapter 11 Cases (including reasonable prepetition fees and expenses of Jones, Day, Reavis & Pogue) and all agent fees required to be paid by the Debtors under the Bank Credit Agreements through such time as is necessary to fully complete the implementation of the New Bank Debt under the Plan. The payment of Effective Date Net Cash shall be made on the Effective Date based upon a reasonable estimate of Effective Date Net Cash by the Debtors as of such date. The Agent and the Reorganized Debtors shall attempt to reconcile the actual amount of Effective Date Net Cash by June 30, 2002, with any agreed increase or decrease to be reflected in the June 30, 2002 amortization payment to be made on account of the New Bank Debt.

         The New Bank Debt will bear interest, at the greater of: (a) at the option of Reorganized Carmike, (i) the Base Rate plus 3.5% or (ii) LIBOR plus 4.5%; and (b) 7.75% per annum. Interest will be payable monthly in arrears. The New Bank Debt will mature on the fifth anniversary of the Effective Date. Reorganized Carmike shall repay the principal amount of the New Bank Debt prior to maturity as follows:

                           Date                       Amortization
                           ----                       ------------
                           June 30, 2002              $10,000,000
                           December 31, 2002          $10,000,000
                           June 30, 2003              $12,500,000
                           December 31, 2003          $12,500,000
                           June 30, 2004              $15,000,000
                           December 31, 2004          $15,000,000
                           June 30, 2005              $20,000,000
                           December 31, 2005          $20,000,000
                           June 30, 2006              $20,000,000

         As more specifically described in the Post-Confirmation Credit Agreement, the New Bank Debt will be entitled to additional amortization payments on March 31 of each calendar year while the New Bank Debt is outstanding in the amount by which (a) the greater of (i) 50% of the Reorganized Debtors' EBITDA for the previous calendar year exceeds the projected EBITDA set forth in Exhibit E to the Disclosure Statement for such previous calendar year, and (ii) 50% of cash and cash equivalents of the Reorganized Debtors in excess of $15 million as of the end of the previous calendar year, exceeds (b) the amount then outstanding under the Exit Financing Facility (including, without limitation, undrawn letters of credit). In addition, the New Bank Debt will, subject to the terms of the Exit Financing Facility, be entitled to amortization payments equal to 50% of the net proceeds of asset sales permitted by the Post-Confirmation Credit Agreement (subject to customary reserves and reinvestment rights), in excess of such amount as is required to be paid on account of the Exit Financing Facility as a permanent reduction of the commitments thereunder. The New Bank Debt will be entitled to such other terms and conditions as set forth in the Post-Confirmation Credit Agreement.

         The New Bank Debt will be secured by a security interest, lien, and mortgage on all assets of the Reorganized Debtors (except, upon approval of any settlement of the Debtors' obligations relating to the Amended and Restated Master Lease between Carmike and MoviePlex Realty Leasing LLC, the property at or related to the MoviePlex sites which secure the MoviePlex obligations so long as the MoviePlex obligations are secured by no other property). Such security interest, lien, and mortgage shall (1) be junior only to the security interests, liens and mortgages granted pursuant to the Exit Financing Facility and any security interests, liens and mortgages retained by holders of Secured Claims under the Plan, which liens had priority over the liens securing the Bank Claims as of the Commencement Date, and (2) attach to the Debtors' real estate leases only to the extent that the Debtors or Reorganized Debtors are able to obtain the required consents from landlords, which consents the Debtors and Reorganized Debtors shall use their reasonable best efforts to obtain without an obligation to make payments to landlords (other than reimbursement of reasonable legal costs and minimal administrative costs as may be agreed to in the Post-Confirmation Credit Agreement) to obtain such consents.

         In addition to the allowance of the Bank Claims in the amount set forth in Section 4.4(a), the Debtors will provide the release set forth in Section 9.6 of the Plan on account of Bank Claims.

         4.5 CLASS 5 -- GENERAL UNSECURED CLAIMS (OTHER THAN CONVENIENCE CLAIMS)

         (a) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Except to the extent that a holder of a General Unsecured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed General Unsecured Claim as of the Record Date, other than a Convenience Claim treated in accordance with Section 4.6(b)(i) of the Plan, shall receive, in full and complete settlement, satisfaction and discharge of such Allowed General Unsecured Claim, Cash in the aggregate amount of its Allowed General Unsecured Claim, together with interest from the Commencement Date to the Effective Date at a fixed annual rate equal to 9.4% (which amount for purposes of this Section 4.5(b) shall be added to the amount of its Allowed General Unsecured Claim, provided, however, that interest on lease rejection Claims shall commence accruing on the date following the effective date of such lease rejection) payable as follows: (i) on the Effective Date, or as soon thereafter as is practicable, a principal payment equal to its Pro Rata Share of $10 million,
(ii) commencing on the first Subsequent Distribution Date after the Effective Date or as soon thereafter as is practicable, and on each Subsequent Distribution Date thereafter, such holder shall receive payments of interest on its Allowed General Unsecured Claim at a fixed annual rate equal to 9.4%, plus principal payments equal to its Pro Rata Share of $2,500,000 and (iii) on the fifth anniversary of the Effective Date, the outstanding principal balance of such Allowed General Unsecured Claim together with all accrued and unpaid interest thereon as of such date. In addition, in the event the Debtors refinance the New Bank Debt after the Effective Date, each holder of an Allowed General Unsecured Claim shall receive from the proceeds of such refinancing, as an additional amortization payment of principal, 20% of the then outstanding principal balance of its Allowed General Unsecured Claim, which payment shall be applied in satisfaction of the remaining payment obligations due to such holder under the Plan in the inverse order of maturity of such payments.

         4.6 CLASS 6 - CONVENIENCE CLAIMS

         (a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. (i) If the holders of Class 6 Convenience Claims vote to accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code, except to the extent that a holder of a Convenience Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Convenience Claim as of the Record Date shall receive on the Effective Date, or as soon thereafter as is practicable, in full and complete settlement, satisfaction and discharge of such Allowed Convenience Claim, Cash in an amount equal to 80% of its Allowed Convenience Claim.

                  (ii) If the holders of Class 6 Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code, then the holders of Allowed Convenience Claims shall be treated as holders of Allowed General Unsecured Claims and treated in accordance with
Section 4.5(b) of the Plan, provided, however, that in such event any election by a holder of an Allowed Convenience Claim to reduce the amount of its Allowed Claim to $1,000 shall be null and void.

         4.7 CLASS 7 -- SUBORDINATED NOTE CLAIMS

         (a) Impairment, Voting and Allowance. Class 7 is impaired by the Plan. Each holder of an Allowed Subordinated Note Claim is entitled to vote to accept or reject the Plan. Pursuant to the Plan, the Subordinated Note Claims shall be Allowed in the aggregate amount of $209,739,583, consisting of $200,000,000 in principal and $9,739,583 of accrued and unpaid interest as of the Commencement Date.

         (b) Distributions. Except to the extent that a holder of an Allowed Subordinated Note Claim agrees to different treatment or elects the treatment pursuant to Section 4.7(c), on the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Subordinated Note Claim as of the Record Date shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Subordinated Note Claim (i) a New Subordinated Note in a principal amount equal to the principal amount of its Allowed Subordinated Note Claim, and (ii) its Pro Rata Share of Cash in the amount of the accrued and unpaid interest which is due and payable as of the Effective Date on the Subordinated Notes under the Subordinated Notes Indenture at the non-default rate. Assuming an Effective Date of January 15, 2002, the accrued and unpaid interest which is due and payable as of such date under the Subordinated Notes Indenture at the non-default rate will be $22,983,364 (assuming the aggregate principal amount of Allowed Subordinated Note Claims held by Electing Noteholders is $50,000,000).

         (c) Election to Receive New Common Stock. (i) Each holder of an Allowed Subordinated Note Claim may, at its option, elect on the Ballot to receive on account of such Claim shares of New Common Stock, in which event such holder shall forego any right to receive a distribution under Section 4.7(b) of the Plan and such consideration shall revest in Reorganized Carmike on the Effective Date; provided, however, that the aggregate principal amount of Allowed Subordinated Note Claims that may be exchanged for New Common Stock pursuant to this Section 4.7(c) shall not exceed $50,000,000 in the aggregate. Each Electing Noteholder shall receive its Pro Rata Share of New Common Stock representing, in the aggregate, the percentage of the New Common Stock as set forth at Section V.A.10 of the Disclosure Statement based upon the aggregate amount of Allowed Subordinated Note Claims held by all such Electing Noteholders as of the Effective Date. Assuming that the aggregate principal amount of Allowed Subordinated Note Claims held by Electing Noteholders is $50,000,000, each Electing Noteholder will receive its Pro Rata Share of New Common Stock representing 28.1% of the New Common Stock on a fully diluted basis.

                  (ii) In the event that the Electing Noteholders hold greater than $50,000,000 in principal amount of Allowed Subordinated Note Claims, each such holder (A) shall be permitted to tender such portion of its Allowed Subordinated Note Claim equal to the product of $50,000,000 multiplied by the quotient of (x) the principal amount of such holder's Allowed Subordinated Note Claim divided by (y) the aggregate principal amount of Allowed Subordinated Note Claims held by all Electing Noteholders; provided, however, that the principal amount of each Electing Noteholder's Allowed Subordinated Note Claim that may be tendered for New Common Stock shall be reduced to the nearest $1,000 denomination, and (B) shall receive on account of the principal amount of its Allowed Subordinated Note Claims not tendered for New Common Stock pursuant to this Section 4.7(c), the distribution of Cash and New Subordinated Notes provided under Section 4.7(b) of the Plan; provided further, however, that if the amount of Allowed Subordinated Note Claims to be tendered would be reduced to less than $50,000,000 as a result of the reduction to denominations of $1,000 in clause (A), then the Debtors may, in their sole discretion, eliminate such shortfall (such that the aggregate principal amount of tendered Allowed Subordinated Note Claims equals $50,000,000) by choosing one or more Electing Noteholders to tender the remainder of their Allowed Subordinated Note Claims for New Common Stock under this Section 4.7(c) of the Plan.

         (d) Distribution to Indenture Trustee. On the Effective Date, or as soon after is practicable, the Debtors shall pay the reasonable fees and expenses of the Indenture Trustee to the extent required by the Subordinated Notes Indenture.

         4.8      CLASS 8 - PREFERRED STOCK EQUITY INTERESTS

         (a) Impairment and Voting. Class 8 is impaired by the Plan. Each holder of a Preferred Stock Equity Interest is entitled to vote to accept or reject the Plan.

         (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Preferred Stock Equity Interest as of the Record Date shall receive in full and complete settlement, satisfaction and discharge of such Allowed Preferred Stock Equity Interest, its Pro Rata Share of New Common Stock representing the percentage of the New Common Stock described at Section V.A.10 of the Disclosure Statement based upon the aggregate principal amount of Allowed Subordinated Note Claims held by Electing Noteholders as of the Effective Date. Assuming that the aggregate principal amount of Allowed Subordinated Note Claims is $50,000,000, each holder of an Allowed Preferred Stock Equity Interest will receive its Pro Rata Share of New Common Stock representing 39.9% of the New Common Stock on a fully diluted basis. On the Effective Date, all Preferred Stock Equity Interests shall be extinguished.

         4.9      CLASS 9 - COMMON STOCK EQUITY INTERESTS

         (a) Impairment and Voting. Class 9 is impaired by the Plan. Each holder of an Allowed Common Stock Equity Interest is entitled to vote to accept or reject the Plan.

         (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Common Stock Equity Interest as of the Record Date shall receive in full and complete satisfaction of such Allowed Common Stock Equity Interest, its Pro Rata Share of New Common Stock representing the percentage of the New Common Stock described at Section V.A.10 of the Disclosure Statement based upon the aggregate principal amount of Allowed Subordinated Note Claims held by Electing Noteholders as of the Effective Date. Assuming that the aggregate principal amount of Allowed Subordinated Note Claims held by Electing Noteholders is $50,000,000, each holder of an Allowed Common Stock Equity Interest will receive its Pro Rata Share of New Common Stock representing 22.0% of the New Common Stock on a fully diluted basis. On the Effective Date, all Common Stock Equity Interests shall be extinguished.

         4.10     CLASS 10 - SUBSIDIARY EQUITY INTERESTS

         (a) Impairment and Voting. Class 10 is unimpaired by the Plan. Each holder of an Allowed Subsidiary Equity Interest is conclusively presumed to have voted to accept the Plan.

         (b) Reinstatement of Subsidiary Equity Interests. Each holder of a Subsidiary Equity Interest shall retain such Subsidiary Equity Interest. The Subsidiary Equity Interests will be reinstated pursuant to section 1124(1) of the Bankruptcy Code and the legal, equitable or contractual rights to which such Subsidiary Equity Interests entitles a holder of a Subsidiary Equity Interest shall not be altered.

                                   ARTICLE V

                         PROVISIONS REGARDING VOTING AND
                   DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
                OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS
                -----------------------------------------------

         5.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims or of an Allowed Equity Interest that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

         5.2 Nonconsensual Confirmation. If any impaired Class of Claims or Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 12.8 hereof or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.

         5.3 Nonenforcement of Subordination Provision The treatment provided in this Plan to the holders of Bank Claims shall be in full and complete settlement, satisfaction and discharge of such Claims. The Confirmation Order shall operate as a permanent injunction enjoining any holder of a Bank Claim (prior to the Effective Date) and the holders of New Bank Debt from enforcing the subordination provisions in the Subordinated Notes Indenture after the Effective Date with respect, and solely with respect, to defaults or other events arising on or before substantial consummation of the Plan on the Effective Date. The New Bank Debt shall be "Senior Debt" as defined in the Amended Subordinated Notes Indenture and, notwithstanding anything to the contrary in the Plan, the rights of holders of New Bank Debt shall not be altered in any manner in the Amended Subordinated Notes Indenture from that which existed under the Subordinated Notes Indenture with respect to any act, event, or circumstances occurring after substantial consummation of the Plan on the Effective Date.

         5.4 Method of Distributions Under the Plan.

         (a) Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Carmike.

         (b) Surrender of Certificates. The Disbursing Agent may require, as a condition to making any distribution under the Plan, that each holder of an Allowed Subordinated Note Claim and Allowed Equity Interest surrender the note or certificate evidencing such Claim or Equity Interest to Reorganized Carmike or its designee. In that event, any holder of an Allowed Subordinated Note Claim or Allowed Equity Interest that fails to (a) surrender such note or certificate or (b) execute and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and may not participate in any distribution under the Plan.

         (c) Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made to the holder of each Allowed Claim or each Allowed Interest at the address of such holder as listed on the Schedules or, with respect to Equity Interests, with the registrar or transfer agent for Equity Interests, as of the Record Date, unless the Debtors or, on and after the Effective Date, Reorganized Carmike, have been notified in writing of a change of address, including, without limitation, by the filing of a timely proof of Claim by such holder that provides an address for such holder different from the address reflected on the Schedules. All distributions to any holder of a Bank Claim shall be made to the Agent. All distributions to any holder of an Allowed Subordinated Note Claim (excluding such Claims held by Electing Noteholders) will be made to the Indenture Trustee. Subject to Section 5.4(i) below, in the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest.

         (d) Distributions of Cash. Any payment of Cash made by the Reorganized Debtors pursuant to the Plan shall, at the Reorganized Debtors' option, be made by check drawn on a domestic bank or wire transfer, except that the payment of Cash to the holders of Allowed Subordinated Note Claims and Allowed Bank Claims shall be made by wire transfer of immediately available funds to the Indenture Trustee under the Amended Subordinated Notes Indenture and the Agent, respectively.

         (e) Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

         (f) Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

         (g) Minimum Distributions. No payment of Cash less than $25 shall be made by the Reorganized Debtors to any holder of a Claim unless a request therefor is made in writing to Reorganized Carmike.

         (h) Fractional Shares. No fractional shares of New Common Stock, or Cash in lieu thereof, shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Equity Interest would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Section 5.4(h).

         (i) Unclaimed Distributions. All distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in Reorganized Carmike and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be extinguished and forever barred.

         (j) Distributions to Holders as of the Record Date. As of the close of business on the Record Date, the claims register and equity register, as applicable, shall be closed, and there shall be no further changes in the record holder of any Claim. Carmike and Reorganized Carmike shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. Reorganized Carmike shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business on the Record Date.

         5.5      Disputed Claims.

         (a) Distributions as to Allowed Portion of Disputed Claims. The holder of a Disputed Claim that is or becomes, in part, an Allowed Claim, shall receive a distribution in respect of the Allowed portion of such Claim, in accordance with Article IV of the Plan (for Claims partially Allowed on or prior to the Effective Date) or Section 5.5(b) of the Plan (for Claims partially Allowed subsequent to the Effective Date).

         (b) Distributions Upon Allowance of Disputed Claims. The holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive the distribution of Cash that would have been made to such holder under the Plan, if the Disputed Claim had been an Allowed Claim on or prior to the Effective Date, without any additional post-Effective Date interest thereon (except as otherwise expressly provided under the Plan), on the first Business Day of the next succeeding month that is at least ten Business Days after the date such Disputed Claim becomes an Allowed Claim.

         (c) Distributions to Holders of Allowed Claims Upon Disallowance of Disputed Claims Upon the disallowance of any Disputed Claim, each holder of an Allowed General Unsecured Claim shall be entitled to its Pro Rata Share of Cash equal to the distribution that would have been made in accordance with Section 4.5(b) (and 4.6(b) if applicable) of the Plan to the holder of such Disputed Claim had such Disputed Claim been an Allowed Claim on or prior to the Effective Date. Such distributions on account of disallowed Claims shall be made on the next Subsequent Distribution Date. In the event that the amount to be distributed pursuant to this Section 5.5(c) at any time exceeds $3 million, then such distribution shall be made on the first Business Day of the next succeeding month that is at least ten Business Days after the first date on which the amount of such distribution exceeds $3 million, provided, however, that any such additional distribution under this Section 5.5(c) which would otherwise be made on a date that is within 35 days prior to any Subsequent Distribution Date shall be made on the next Subsequent Distribution Date. All amounts of Cash withheld from distributions on the Effective Date or any Subsequent Distribution Date on account of Disputed General Unsecured Claims in Class 5 shall be maintained in a trust or escrow account to be established on the Effective Date. Upon allowance or disallowance of all or any portion of such Disputed Claims, Reorganized Carmike shall make distributions from the segregated account in accordance with the Plan, provided that the amount of Cash remaining in such account shall be equal or exceed the aggregate amount of distributions that would have been made under the Plan on account of the then remaining Disputed General Unsecured Claims in Class 5 had such Disputed Claims been Allowed Claims as of the Effective Date.

         (d) Tort Claims. All Tort Claims are Disputed Claims. Any Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction. Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section 5.5(c) and applicable nonbankruptcy law that has become a Final Order or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, shall be deemed an Allowed General Unsecured Claim in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this Section 5.5(c) shall impair the Debtors' right to seek estimation of any and all Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, in connection with or arising out of any Tort Claim.

         5.6 Objections to and Resolution of Claims. Except as to applications for allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, Reorganized Carmike shall, on and after the Effective Date, have the exclusive right to make and file objections to Claims. On and after the Effective Date, Reorganized Carmike shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims and compromise, settle or otherwise resolve Disputed Claims without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors and, on and after the Effective Date, the Reorganized Debtors, shall file all objections to Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and serve such objections upon the holder of the Claim as to which the objection is made as soon as is practicable, but in no event later than 120 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

         5.7 Cancellation of Existing Securities and Agreements. On the Effective Date, the promissory notes, share certificates, bonds and other instruments evidencing any Claim or Equity Interest, other than an Allowed Other Secured Claim or an Allowed Subsidiary Equity Interest that is reinstated and rendered unimpaired pursuant to Sections 4.3(b) and 4.10 of the Plan, respectively, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

         5.8 Stockholders' Agreement. Certain holders of Allowed Subordinated Note Claims (David W. Zalaznick, Bermuda Investment Co., an affiliate of John W. Jordan, II, and Leucadia National Corporation) who are Electing Noteholders, each holder of a Preferred Stock Equity Interest, and Michael W. Patrick, shall become party to the Stockholders' Agreement.

         5.9 Registration Rights Agreement. On the Effective Date, Reorganized Carmike shall execute the Registration Rights Agreement for the benefit of those holders of New Common Stock as of the Effective Date who may be regarded as an underwriter within the meaning ascribed to such term in section 1145 of the Bankruptcy Code.

                                   ARTICLE VI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

         6.1      Assumption or Rejection of Executory Contracts and Unexpired
                  Leases.

         (a) Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person (including, without limitation, the Coca-Cola Contract) shall be deemed assumed by the Debtors, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or (iii) that is set forth in Schedule 6.1(a)(x) (executory contracts) or Schedule 6.1(a)(y) (unexpired leases), which Schedules shall be included in the Plan Supplement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 6.1(a)(x) or 6.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed by the Debtors or rejected. The Debtors shall provide notice of any amendments to Schedules 6.1(a)(x) or 6.1(a)(y) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 6.1(a)(x) and

6.1(a)(y) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

         (b) Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness. Each executory contract and unexpired lease listed or to be listed on Schedules 6.1(a)(x) or 6.1(a)(y) that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 6.1(a)(x) or 6.1(a)(y) and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 6.1(a)(x) or 6.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously has been assumed or assumed and assigned by the Debtors.

         (c) Insurance Policies. All of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan. Nothing contained in this Section 6.1(c) shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

         (d) Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1(a) hereof, and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases listed on Schedule 6.1(a)(x) and Schedule 6.1(a)(y) pursuant to Section 6.1(a) hereof.

         (e) Cure of Defaults. Except as may otherwise be agreed to by the parties, within 30 days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to Section 6.1(a) hereof, in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

         (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 6.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, Reorganized Carmike, no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 6.1(a)(x) or 6.1(a)(y). All such Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors, and their property.

         6.2 Continuation of Officer, Director and Employee Indemnification. The obligations of the Debtors to defend, indemnify, reimburse or limit the liability of their present and any former directors, officers or employees who were directors, officers or employees, respectively, on or after the Commencement Date, solely in their capacity as directors, officers or employees, against any claims or obligations pursuant to the Debtors' certificates of incorporation or by-laws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

         6.3 Compensation and Benefit Programs. Except as provided in Section 6.1(a) of the Plan, all savings plans, retirement plans or benefits, if any, health care plans, performance-based incentive plans, workers' compensation programs and life, disability, directors and officers liability and other insurance plans are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors, in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

                                   ARTICLE VII

                           IMPLEMENTATION OF THE PLAN
                           --------------------------

         7.1 Substantive Consolidation. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases for purposes of voting on, confirmation of and distribution under the Plan. On and after the Effective Date, (i) all assets and liabilities of the Subsidiaries shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Carmike, (ii) no distributions shall be made under the Plan on account of intercompany claims among the Debtors,
(iii) all guarantees of the Debtors of the obligations of any other Debtor shall be eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and
(iv) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors.

                                  ARTICLE VIII

                         PROVISIONS REGARDING CORPORATE
                GOVERNANCE AND MANAGEMENT OF REORGANIZED DEBTORS
                ------------------------------------------------

         8.1 General. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the Boards of Directors of the Reorganized Debtors, respectively.

         8.2 Directors and Officers of the Reorganized Debtors.

         (a) Reorganized Carmike.

                  (i) Board of Directors. The initial Board of Directors of Reorganized Carmike shall consist of ten individuals, three of whom shall be independent directors. Of the directors of Reorganized Carmike not required to be independent directors, one shall be the Chief Executive Officer of Reorganized Carmike, one shall be Carl Patrick, Jr., two shall be appointed by Jordan/Zalaznick Advisers, Inc. and its affiliates, three shall be appointed by GS Capital Partners III, L.P. and its affiliates, and of the three independent directors, one shall be designated by Jordan/Zalaznick Advisers, Inc. and its affiliates, one shall be designated by GS Capital Partners III, L.P. and its affiliates, and one shall be identified by the Chief Executive Officer of Reorganized Carmike and agreed upon by the Board of Directors of Reorganized Carmike. The names of the members of the initial Board of Directors of Reorganized Carmike shall be disclosed at or prior to the Confirmation Hearing, provided that the Debtors shall file a list of the names of such members with the Plan Supplement to the extent then known. Each of the members of such initial Board of Directors shall serve in accordance with the Reorganized Carmike Certificate of Incorporation or Reorganized Carmike By-laws, as the same may be amended from time to time.

                  (ii) Officers. The officers of Carmike immediately prior to the Effective Date shall serve as the initial officers of Reorganized Carmike on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with Reorganized Carmike and applicable nonbankruptcy law.

         (b) Reorganized Subsidiaries.

                  (i) Boards of Directors. The members of the Boards of Directors of the Subsidiaries immediately prior to the Effective Date shall serve as the initial members of the Boards of Directors of the Reorganized Subsidiaries. Each of the members of such initial Boards of Directors shall serve in accordance with the Certificate of Incorporation or By-laws of such Reorganized Subsidiary, as the same may be amended from time to time.

                  (ii) Officers. The initial officers of the Reorganized Subsidiaries immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Subsidiaries. Such officers shall serve in accordance with any employment agreement with the Reorganized Subsidiaries and applicable nonbankruptcy law.

         8.3 By-laws and Certificates of Incorporation. The Reorganized Carmike By-laws, the Reorganized Carmike Certificate of Incorporation, and the certificates of incorporation and by-laws of each of the Reorganized Subsidiaries shall contain provisions necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Certificates of Incorporation and By-laws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.

         8.4 Issuance of New Securities and Debt Instruments. The issuance of the New Common Stock, New Subordinated Notes and New Bank Debt by Reorganized Carmike is hereby authorized without further act or action under applicable law, regulation, order or rule. All securities issued pursuant to this Plan shall be exempt from registration under the Securities Act of 1933, as amended, pursuant to section 1145 of the Bankruptcy Code to the extent permitted thereby.

         8.5 Reorganized Carmike Management Shares. Reorganized Carmike shall, on the Effective Date, grant to Michael W. Patrick a fully vested and non-forfeitable right to receive shares of New Common Stock representing 5% of the outstanding shares of New Common Stock on a fully diluted basis upon such events designated by Mr. Patrick prior to the Effective Date, reserve 5% of the New Common Stock on a fully diluted basis with respect to the grant to Mr. Patrick, and reserve an additional 5% of the New Common Stock on a fully diluted basis for issuance (either through an outright grant or an option to purchase) to management of the Reorganized Debtors at the discretion of Reorganized Carmike's Board of Directors.

         8.6 Reorganized Carmike Employment Contract. As of the Effective Date, Reorganized Carmike shall enter into the Reorganized Carmike Employment Contract.

                                   ARTICLE IX

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------

         9.1 Term of Bankruptcy Injunction or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         9.2 Revesting of Assets.

         (a) On the Effective Date, except as otherwise provided for in the Plan, (i) the property of the estate of Carmike shall vest in Reorganized Carmike, and (ii) the assets of any Subsidiary shall vest in the corresponding Reorganized Subsidiary.

         (b) From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

         (c) As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan.

         9.3 Claims Preserved. As of the Effective Date, any and all avoidance claims accruing to the Debtors and Debtors in Possession under sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code, shall be preserved and shall vest with the Reorganized Debtors.

         9.4 Discharge of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full and (b) all persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         9.5 Limited Release of Debtors' Officers and Directors. In consideration of the efforts expended and to be expended by the individual members of the Debtors' officers and directors in conjunction with their operational and financial restructuring during the Chapter 11 Cases, on the Effective Date, the Debtors and the Reorganized Debtors automatically shall release and shall be deemed to release any and all claims that they have or may have against such officers and directors, in their capacities as such, arising or based upon any actions, conduct or omissions occurring prior to the Effective Date and in connection with the Chapter 11 Cases. The Confirmation Order shall constitute an order approving the compromise, settlement and release of any and all such claims pursuant to section 1123(b)(3)(A) of the Bankruptcy Code.

         9.6 Release of Banks. As of the Effective Date, the Debtors, on behalf of themselves and all of their successors and assigns, and each of the Debtors' estates (collectively, including the Debtors and their estates, the "Releasing Parties") will be deemed to have forever released, waived and discharged Wachovia, each of the Banks, and each of the foregoing's respective officers, directors, principals, employees, agents, advisors, and attorneys, and all of the successors and assigns of the foregoing (collectively, including Wachovia and each Bank, the "Released Parties") from all claims (as such term is defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise (collectively, "Claims"), that are based in whole or in part on any act, omission, transaction, or other occurrence taking place on, or prior to, the Effective Date in any way relating to the Chapter 11 Cases, the Plan, the Bank Credit Agreements, any document or agreement related thereto, the Bank Claims, or any Bank's loan relationship relating to the Bank Credit Agreements with the Debtors, which any Releasing Party has, had or may have against Released Party; provided, however, that such release will not apply to any obligations of the Banks or the Agent under the Post-Confirmation Credit Agreement. Such release will be effective notwithstanding that any Releasing Party or other person or entity may hereafter discover facts in addition to, or different from, those which that party now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and the Releasing Parties are hereby expressly deemed to have waived any and all rights that they may have under any statute or common law principle which would limit the effect of the foregoing release, waiver, and discharge to those Claims actually known or suspected to exist on the Effective Date.

         9.7 Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and causes of action which are extinguished, dismissed or released pursuant to the Plan. Such injunction shall extend to successors of the Debtors, including, without limitation, the Reorganized Debtors, and their respective properties and interests in property.

                                    ARTICLE X

                            EFFECTIVENESS OF THE PLAN

         10.1 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.3 of the Plan:

         (a) the Confirmation Order, in form and substance acceptable to the Debtors shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be a stay or injunction in effect with respect thereto;

         (b) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

         (c) the holders of at least $45,685,000 in principal amount of Allowed Subordinated Note Claims elect to receive shares of New Common Stock on account of such Allowed Claims in accordance with Section 4.7(c) of the Plan; and

         (d) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan.

         10.2 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Section 10.1 of the Plan have not occurred on or before 120 days after the Confirmation Date, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

         10.3 Waiver of Conditions. The Debtors may waive, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan set forth in Section 10.1 of the Plan with the prior written consent of the Required Banks and the Committee.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION
                            -------------------------

        The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

         (b) To hear and determine any and all adversary proceedings, applications and contested matters;

         (c) To hear and determine any objection to Claims;

         (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

         (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

         (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

         (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including, without limitation, any and all disputes arising in connection with the interpretation, implementation or enforcement of the discharge and injunction provisions contained in Sections 9.4 and 9.7 of the Plan;

         (i) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

         (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

         (k) To hear any other matter not inconsistent with the Bankruptcy Code; and

         (l) To enter a final decree closing the Chapter 11 Cases.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         12.1 Effectuating Documents and Further Transactions. Each of the Debtors and the Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

         12.2 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, the authorization to issue or cause to be issued New Bank Debt, New Subordinated Notes and New Common Stock (including the Reorganized Carmike Management Shares), the effectiveness of the Reorganized Carmike Certificate of Incorporation, the Reorganized Carmike By-laws, the certificates of incorporation of the Reorganized Subsidiaries, the by-laws of the Reorganized Subsidiaries, the Stockholders' Agreement, the Registration Rights Agreement, the Amended Subordinated Notes Indenture, and the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan and the authorization and approval of the Reorganized Carmike Employment Contract, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and the Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors, or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is incorporated, in accordance with the applicable general corporation law of each such state.

         12.3 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code and the assumption, assignment and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         12.4 Exculpation. None of the Debtors, the Reorganized Debtors, the Committee or any of their respective members, officers, directors, employees, advisors, professionals or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct and gross negligence, and, in all respects, the Debtors, the Reorganized Debtors, the Committee and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         12.5 Termination of Committee. The appointment of the Committee shall terminate on the Effective Date.

         12.6 Post-Effective Date Fees and Expenses. From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

         12.7 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date and shall not be affected by the substantive consolidation of the Debtors' estates.

         12.8 Amendment or Modification of the Plan. Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

         12.9 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

         12.10 Revocation or Withdrawal of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

         12.11 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

         12.12 Notices. All notices, requests and demands to or upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

       If to the Debtors:

       Carmike Cinemas, Inc.
       1301 First Avenue
       Columbus, Georgia 31901-2109
       Attn:  F. Lee Champion, Esq.
       Telephone:  (706) 576-3891
       Facsimile:  (706) 324-0470


       with a copy to:

       Weil, Gotshal & Manges LLP               Richards, Layton & Finger P.A.
       767 Fifth Avenue                         One Rodney Square
       New York, New York  10153                P.O. Box 551
       Attn:   Harvey R. Miller, Esq.           Wilmington, Delaware  19899
               George A. Davis, Esq.            Attn:  Mark D. Collins, Esq.
       Telephone:  (212) 310-8000               Telephone:  (302) 658-6541
       Facsimile:  (212) 310-8007               Facsimile:  (302) 658-6548

       If to the Committee:

       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
       590 Madison Avenue
       New York, New York  10022
       Attn:  Fred Hodara, Esq.
       Telephone:  (212) 872-1000
       Facsimile:  (212) 872-1002

       If to the Banks:

       Jones, Day, Reavis & Pogue                Wachovia Bank, N.A.
       North Point                               191 Peachtree Street, N.E.
       901 Lakeside Avenue                       Atlanta, Georgia
       Cleveland, OH  44114                      Attn:  Reginald Dawson
       Attn:  David G. Heiman, Esq.              Telephone:  (404) 332-4075
       Telephone:  (216) 586-3939                Facsimile:  (404) 332-6920
       Facsimile:  (216) 579-0212

       Jones, Day, Reavis & Pogue
       77 W. Wacker Drive
       Chicago, Illinois 60601
       Attn:  Brad B. Erens, Esq.
       Telephone:  (312) 782-3939
       Facsimile:  (312) 782-8585


         12.13 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

         12.14 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         12.15 Plan Supplement. The Reorganized Carmike Certificate of Incorporation, the Reorganized Carmike By-laws, Schedules 6.1(a)(x) and 6.1(a)(y) referred to in Section 6.1 of the Plan, the Stockholders' Agreement, the Registration Rights Agreement, the Reorganized Carmike Employment Contract, the Post-Confirmation Credit Agreement, the Amended Subordinated Notes Indenture and the loan documents for the Exit Financing Facility shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the last day upon which holders of Claims and Equity Interests may vote to accept or reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to Carmike in accordance with Section 12.12 of the Plan.

         12.16 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the interest amount of the Claim first and then to the principal amount of the Claim.

         12.17 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         12.18 Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

Dated:   Wilmington, Delaware
         November 14, 2001

                         CARMIKE CINEMAS, INC., a Delaware corporation
                         (for itself and on behalf of each of the Subsidiaries)

                         By:      /s/ Michael W. Patrick
                              ----------------------------------------------
                         Name:  Michael W. Patrick
                         Title: President and Chief Executive Officer